SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549



Form 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 13, 1997


Lone Star Industries, Inc.
(Exact name of registrant as specified in its charter)


		 Delaware			   1-2333		       13-0982660
 (State or other jurisdiction   (Commission        (IRS Employer
       of incorporation)       File Number)      Identification No.)



  300 First Stamford Place, P. O. Box 120014, Stamford, CT 06912-0014
          (Address of principal executive offices)    (Zip Code)


    Registrant's telephone number, including area code  (203) 969-8600



ITEM 5.  OTHER EVENTS.

	On October 13, 1997 Lone Star Industries, Inc. made public disclosure of the following by a press release for immediate release:


	Lone Star Industries, Inc. (NYSE/LCE) announced today that it has sold to Tilcon New York, Inc. and certain affiliates its New York construction aggregates operations, including working capital, for proceeds of approximately $40.0 million.

	Proceeds from the sale will be invested in Lone
Star's cement operations. The Company is increasing the annual production capacity of its Cape Girardeau, Missouri cement plant by 100,000 tons to 1.3 million tons. The project will be completed in the spring of 1998 and will cost approximately $12.5 million.

	Also, Lone Star is doubling the size of its New
Orleans, Louisiana distribution terminal by adding
50,000 tons of new capacity. The Company is also installing a state-of-the-art ship and barge unloading system to handle foreign and domestic portland cement. This project will cost approximately $16.5 million.

	As previously announced, the Company is increasing the annual production capacity at its New Orleans slag cement facility from 225,000 tons to 600,000 tons. The expanded capacity will be on line in early 1998. The Company is also enlarging its Memphis, Tennessee distribution terminal for slag cement and is building new slag cement distribution terminals in Atlanta, Georgia and Northern Florida.
These projects will cost approximately $18 million.

	Lone Star Industries, Inc. is a producer of cement and ready-mixed concrete.




SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, Lone Star Industries, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


						LONE STAR INDUSTRIES, INC.


						By: /s/ James W. Langham
							   James W. Langham
						         Vice President
Date:  October 13, 1997